UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 28, 2004

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 North Franklin Street, Tampa Florida	33602
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including are code: (813) 228-4111

Item 5. Other Events

TECO Energy today updated the status of efforts to finalize a definitive agreement for the transfer of the Union and Gila River power stations to the lending bank group. The letter of intent, announced February 5, 2004, included target dates of June 30 for a definitive agreement and September 30 for completion of the transaction.

Due diligence is essentially complete, and work continues on the terms of the definitive agreement. While completion of the definitive agreement is now expected to occur after June 30, the September 30 target date for the final transfer of the projects remains unchanged.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2004	TECO ENERGY, INC.
Registrant

	By:	/s/ G. L. GILLETTE
G. L. GILLETTE
Senior Vice President – Finance
and Chief Financial Officer
(Principal Financial Officer)

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